                                                                    EXHIBIT 10.7

                        AMENDED WAFER FOUNDRY AGREEMENT
                        -------------------------------


          This Agreement is made on this 29th day of June, 1995 by and among POWER INTEGRATIONS, INC., a corporation duly organized and existing under the laws of the State of California, U.S.A., having its principal place of business at 411 Clyde Avenue, Mountain View, California 94043 ("PI"), and

MATSUSHITA ELECTRONICS CORPORATION, a corporation duly organized under the laws of Japan, having its principal place of business at 1-1 Saiwai-cho, Takatsuki-shi, Osaka-fu, 569 Japan ("MEC"), and

MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD., a corporation duly organized under the laws of Japan, acting through Industrial Sales Office for Americas having its principal place of business at Twin 21 National Tower, 1-61 Shiromi 2 Chome, Chuo-ku, Osaka 540 Japan ("MEI"), (MEC and MEI shall be hereby regarded as single party when indicated as "MEC/MEI").

                                    RECITALS
                                    --------

          A. PI is the owner and developer of certain integrated circuit process technologies required to manufacture high voltage integrated circuits.

          B. PI has no wafer fabrication facility and desires to obtain a cost competitive foundry to manufacture wafers for PI, in order to provide a source for the wafers PI requires, and to assure a long term supply of wafers.

          C. MEC/MEI has wafer fabrication facilities in Japan and the United States and desires full utilization and efficient operation of its wafer fabrication facilities.

          D. Effective June 29, 1990, MEC and PI entered into a Technology License Agreement (the "Prior License Agreement"), a Wafer Foundry Agreement (the "Prior Foundry Agreement") and a Distribution Agreement.

          E. The Prior License Agreement and the Prior Foundry Agreement will expire, unless previously extended, on June 29, 1995.

          F.  MEC/MEI and PI have established a fruitful business relationship.

          G. MEC/MEI and PI desire to extend the Prior Foundry Agreement on the terms set forth in this Agreement.

          H. MEC and PI intend to enter into an extension of the Prior License Agreement (the "Amended License Agreement") at the same time that they enter into this Agreement.

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL
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                                       1

                                   AGREEMENT

          PI and MEC/MEI, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                   DEFINITION
                                   ----------

     For the purpose of this Agreement, all capitalized terms not otherwise defined in this Agreement and defined in the Amended License Agreement shall have the meanings set forth in the Amended License Agreement, and the following terms have the following meanings:

     1.1 "Fab" means any of the existing or future wafer fabrication facilities in Japan or the United States of any company in the Matsushita Group.

     1.2 "Wafer(s)" means wafer(s) for Products which MEC fabricates under this Agreement for sale to PI through MEI.


                                   ARTICLE II
                                   ----------

              MEC DEVELOPMENT ASSISTANCE AND WAFER FOUNDRY SERVICE
              ----------------------------------------------------

     2.1  Information Transfer.  Information relating to the Baseline
          --------------------
Process, Products and Updates, if any, shall continue to be transferred, pursuant to the provisions of Article II of the Amended License Agreement, from PI to MEC/MEI and from MEC/MEI to PI for purposes of prototype development fabrication and production fabrication by MEC/MEI at the Fab pursuant to the terms of this Article II.

     2.2  5-Inch Wafer Manufacturing.
          --------------------------

          (a) MEC plans to begin manufacturing 5-inch Wafers for PI beginning in about October 1995.

          (b) MEC will pay for mask sets and sample Wafers for two PI Products that will be required for the qualification of the 5" wafer process.

          (c) MEC will also pay for the generation of mask sets for the transfer to the 5" production line of eight additional Products to be designated by PI. MEC and PI will each bear 50% of the costs for generating mask sets for the transfer to the 5" production line of more additional Products to be designated by PI. PI can substitute improved versions of Products for these mask sets instead of the current Products in the 4" line, which will be replaced to the improved type after product qualification on the 5" manufacturing line. PI will pay for the sample 5" Wafers on all of these Products that pass the wafer acceptance criteria.

          (d) PI will pay all costs of mask making and for all sample Wafers of any PI Products to be newly introduced to the 5" line in addition to the transferred Product types stipulated in subsections (b) and (c) of this Section 2.2.

          (e) PI Products will be introduced to the 5" line starting in October 1995 at a rate that will require MEC to produce no more than 2 to 3 new mask sets for PI Products per month. Only that number of PI Products may be introduced to the 5" line before June 1996 that will require MEC to produce not more than ten total mask sets for PI Products, including new types and transferred types, in that time period.

          (f) Notwithstanding the foregoing provisions of this Section 2.2, for PI Products that will be second sourced by MEC, the mask set and sample wafer costs will be shared equally between MEC and PI.

     2.3  Updates of Baseline Process.
          ---------------------------

          (a) Except as otherwise provided in Section 2.2 above, MEC/MEI shall use its best efforts to bring-up Updates of Baseline Process, if any, at the Fab at which PI Products then are made in order to supply PI with prototype Wafers and production Wafers as contemplated by this Agreement.

          (b) Except as otherwise provided in Section 2.2 above, the parties agree that each party shall pay all of its own expenses incurred in order to perform its obligations under Section 2.3(a).

          (c) Except as otherwise provided in Section 2.2 above, during the term of this Agreement, the allocation of the costs and expenses incurred by MEC, after consultation with PI and if requested by PI, for (i) improvement of the existing manufacturing processes for PI Products; or (ii) establishment of a new manufacturing process, and/or (iii) transfer of manufacturing process from one Fab to another Fab, whichever is necessary to diligently comply with this Agreement shall be negotiated in good faith between the parties hereto.

     2.4  Bring-Up of New Products, etc.
          ------------------------------

          (a) Throughout the term of this Agreement, MEC/MEI shall make its best effort to commit human, capital and financial resources necessary and reasonably calculated to permit it to timely fulfill all of its obligations under this Agreement, including, but not limited to, appropriate capital expenditures and allocation of capacity, facilities and experienced personnel for an engineering/manufacturing team to ensure an expeditious Product technology transfer; an expeditious bring-up of new Products including Updates of Products at the Fab; and a smooth production build-up beyond the period of prototype development of such Products.

          (b) Except as otherwise provided in Section 2.2 above, during the period of prototype production development and sample Wafer production development for new Products including Updates of Products, PI shall bear the cost of mask making for all PI Products and pay for all Wafers requested by and delivered to PI.

          (c) Except as otherwise provided in Section 2.2 above, during the period of prototype production development and sample Wafer production development for new Products including Updates of Products, MEC/MEI shall bear any and all the costs of Wafers used or disposed of by MEC/MEI for the production or development.

     2.5  Qualification of a New Fab.  A Fab not qualified under the Prior
          --------------------------
Foundry Agreement shall be qualified by PI for the purpose of this Agreement in the event three runs of wafers for the qualifying Product at that Fab have passed the evaluation test of PI then in effect. Except as otherwise provided in Section 2.2 above, MEC/MEI shall bear all costs of qualifying any new Fab, including the cost of all Wafers used or disposed of by MEC/MEI or PI during such qualification.

                                  ARTICLE III
                                  -----------

                                  WAFER SUPPLY
                                  ------------

     3.1  Wafer Quantities.
          ----------------

          (a) MEC/MEI shall make available to PI from the production capacity of the Fab not less than the following quantities of tested wafers for delivery to PI during the following months, and PI shall purchase not less than [*] of such quantities:

                        1995                             1996
            JUL   AUG   SEP   OCT   NOV   DEC   JAN   FEB   MAR   APR   MAY   JUN
4" wafers   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]   [*]
5" wafers                                       [*]   [*]   [*]   [*]   [*]   [*]


If MEC is unable to supply the quantities of 5" wafers set forth above, for any 5" wafers not supplied, MEC will substitute that number of 4" wafers that will provide an equivalent number of die, at a price of [*] per 4" wafer. The monthly wafer quantities supplied by MEC may vary by about [*] from the quantities shown above, provided that a shortfall in any month will be made up within the next two months.

          (b) During the term of this Agreement, the parties hereto will negotiate in good faith to establish, by the end of each February, the minimum annual quantity and minimum monthly quantity of wafers for the next fiscal year of MEC/MEI (April 1 through March 31), that MEC/MEI shall supply to PI, and PI

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                                       4
shall purchase from MEC/MEI, under this Agreement, and MEC shall reserve the production capacity therefor, except that the quantities for April, May and June 1996 will be as set forth in Section 3.1(a) above.

          (c) At either party's request, the parties shall negotiate in good faith the terms and conditions for MEC/MEI to supply to PI, and for PI to purchase from MEC/MEI, more than the minimum quantities of wafers agreed between the parties.

          (d) PI shall order Products in lots, each of which contains the number of Wafers as set forth in Appendix B to the Prior Foundry Agreement.
                          ----------

     3.2  Prices.
          ------

          (a) Except as otherwise provided in Section 3.1 above, the purchase price payable by PI to MEC/MEI for the quantities of wafers set forth in the table in Section 3.1 above will be [*] per wafer for 4" wafers and [*] per wafer for 5" wafers. Wafer pricing for Products manufactured after June 30, 1996 will be established by the parties in good faith negotiations.

          (b) If the parties, after good faith negotiations, do not agree on future wafer pricing or quantities, then, until June 30, 1997, MEC/MEI will supply to PI, and PI will purchase from MEC, monthly, wafers at the quantities actually sold by MEC/MEI to PI during June 1996. If MEC is unable to supply only 5" wafers during such period, for any 5" wafers not supplied, MEC will supply that number of 4" wafers that will provide an equivalent number of die. The prices of wafers supplied during such period will be [*] per wafer for 4" wafers and [*] per wafer for 5" wafers. If the parties, after good faith negotiations, do not agree on future wafer pricing or quantities for any time after June 30, 1997, then, after such date, neither party will have any obligation to purchase or supply wafers under this Agreement.

          (c) Wafers shall be tested in accordance with test procedures as agreed by MEC and PI. All Wafers shall be FOB point of shipment by MEC/MEI.

     3.3  Most Favored Customer.  The prices of Wafers purchased by PI under
          ---------------------
this Agreement shall be the lowest price charged by MEC/MEI to any foundry customers for similar products being purchased in similar volumes under similar terms and conditions as this Agreement and during the term hereof. Should MEC/MEI sell or agree to sell the same or similar products at lower price under more favorable terms and conditions or at the same price under more favorable terms and conditions, MEC/MEI will notify PI in writing within thirty (30) days of the effective date of such sale or agreement and shall automatically extend to PI as of such effective date the benefit of such more favorable prices or terms and conditions.

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                                       5

     3.4  Leadtimes.  After the bring-up of the baseline process:
          ---------

          (a) MEC/MEI will complete mask sets for any PI Product within ten (10) working days after the receipt by MEC/MEI of a final database tape for such PI Product. PI will bear all the costs of mask tooling.

          (b) MEC/MEI will deliver to PI (ex the Fab) prototype Wafers of any PI Products within forty-four (44) working days after availability of mask sets for such PI Product. MEC/MEI and PI will negotiate in good faith the possibility of making available to PI fast-turn lots for certain prototype Wafers. PI will pay for those prototype wafers.

          (c) MEC/MEI will deliver (ex the Fab) the first (1st) shipment of the Wafers ordered by PI for that month no later than fifty-four (54) working days after the start of the production as per PI's purchase order for such PI Products, unless PI's purchase order specifies a later delivery date. The rest of the ordered Wafers for that month will be shipped so that PI receives all such Wafers, in equal weekly quantities to the extent practicably possible, within twenty (20) working days after the first (1st) shipment. MEC/MEI shall use its reasonable and best efforts to improve actual leadtime for the production of Wafers.

          (d) In the event the production of new Products (including Updates of the Products) requires more complicated manufacturing process to MEC, including the case, but not limited to, where the increase of the number of masks used for such production, or the manufacturing processes of the Products are transferred from the present Fab. to another qualified Fab., the leadtime stated in Section 3.5(c) may be changed according to such different conditions if both parties agree to such change.

     3.5  Order Forecasts.  Once PI Product enters volume production, MEC/MEI
          ---------------
shall provide PI sufficient information concerning wafer lot sizes and cycle times to enable PI to plan its purchase orders. PI agrees to place monthly orders/releases for tested Wafers with MEC/MEI. PI shall issue purchase orders and rolling six (6) month forecasts on a monthly basis as follows:

          (a) PI shall deliver an initial binding purchase order covering four
(4) months of deliveries of tested Wafers and a nonbinding forecast[s] for same for the following two (2) months.

          (b) In order to allow MEC the smooth production of the Wafers, by the twenty-fifth (25th) day of each month during the term of this Agreement, PI shall deliver a purchase order and updated forecast, specifying (i) its firm, noncancellable order for Wafer starts for the next four (4) months ahead; the first month of which is specified by product, and the next three months of which are forecast by product, against which the numbers of Wafers (but not necessarily the product mix) stated in PI's actual orders shall be the same, and
(ii) the quantities of Wafers to be ordered by PI for the months five (5) and six (6) months ahead, against which PI's actual orders will be within the range of plus or minus thirty percent (30%).

     3.6  Acceptance.  All Wafers delivered to PI by MEC/MEI hereunder shall
          ----------
be subject to the inspection and acceptance criteria being used at the time of this Agreement or the ones to be mutually agreed upon by the parties hereto during the term of this Agreement, which basically consists of [*]. In the event any lot or Wafers is found to fail such applicable inspection and acceptance criteria, PI shall have the right to reject such lot or Wafers by giving notice of such effect within sixty (60) days after PI receives them and return them at MEC/MEI's cost and risk after obtaining a return authorization number from MEC/MEI in writing. PI shall provide MEC/MEI with a report specifying the reason for such rejection. MEC/MEI shall provide either a refund, or a replacement lot of the Wafers within forty-five (45) days after the receipt thereof pursuant to the mutual consent of the parties. All rejected products may be subject to inspection by MEC/MEI to confirm that they are defective. Any product not rejected by PI within sixty (60) days after receipt by PI shall be deemed accepted.

     3.7  Warranty.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.7 HEREOF,
          --------
MEC/MEI MAKES AND PI RECEIVES NO WARRANTIES OR CONDITIONS ON THE WAFERS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND MEC/MEI SPECIFICALLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MEC/MEI AGREES TO KEEP RECORDS FOR THREE (3) YEARS OF EACH PROCESSED LOT MANUFACTURED AND SUMMARIES OF PROCESS MONITORS FOR ONE (1) YEAR FOR WARRANTY TRACEABILITY. THE FOREGOING IS PI'S SOLE REMEDY FOR BREACH OF WARRANTY BY MEC/MEI WITH RESPECT TO ANY WAFERS SUPPLIED BY MEC/MEI. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE EVENT ANY CUSTOMER OF PI CLAIMS ANY INCONVENIENCE IN ANY PRODUCTS RESULTING FROM MEC'S DIFFUSION OF WAFERS AND PI DECIDES TO DEAL WITH SUCH INCONVENIENCE, MEC SHALL GIVE NECESSARY SUPPORT TO PI UPON REQUEST.

     3.8  Terms and Conditions.  To the extent not inconsistent with the
          --------------------
provisions of this Agreement, the terms and conditions of PI's standard purchase order shall apply to MEC/MEI's provision of goods and services to PI under this Agreement.

     3.9  Payment Terms.  Unless otherwise agreed in writing, payment to
          -------------
MEC/MEI for Products shall be through the use of a Letter of Credit payable at sight.

     3.10  Title and Transportation.  All shipments to PI will be made F.O.B.
           ------------------------
point of shipment. Title and risk of loss and damage will pass to PI upon delivery of Products to the carrier at the shipping point in good conditions. Unless written instructions from PI specify the method of shipment, MEC/MEI will use the least expensive means of shipment which will permit on time delivery of the products to PI.

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL
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                                       7

                                   ARTICLE IV
                                   ----------

                                 EXPORT CONTROL
                                 --------------

          (a) Technical Data.  Each party hereby assures the others that it will
              --------------
not, without prior authorization, if required, of the Office of Export Administration, U.S. Department of Commerce, 14th and Constitution Ave., N.W., Washington, D.C. 20230, export or reexport (as defined in Section 779.1(b)-(c) of the Export Administration Regulations - "Regulations" - and any amendments thereto) the technical data covered thereby. PI shall inform MEC in writing of the technical data restricted under such Regulations as well as its restricted country group upon PI's disclosure or provision of technical information.

          (b) Other Restrictions.  In exercising its rights under this
              ------------------
Agreement, each party agrees to comply strictly and fully with all export controls imposed on Wafers, by any country or organization or nations within whose jurisdiction each party operates or does business. Each party agrees not to export or permit export of Wafers or any related technical data or complying with the export control laws in the relevant jurisdiction.

          (c) Each party shall not export the Product to any country designated as "Countries against which the sanctions should be taken" by certain resolutions of the Security Council of the United Nations regarding the sanctions against certain countries, as long as such resolutions remain valid and effective. For purposes of this Agreement, any re-export in violation of such resolutions by a customer of either MEC or PI will not be considered to be an export in violation of such resolutions by MEC or PI, as the case may be, so long as MEC or PI, as the case may be, did not knowingly participate in such re-export.

          (d) During and after the term of this Agreement, to the extent the same practically is within its control, each party shall not sell, lease or otherwise dispose of, directly or indirectly, any Product to customers whom such party knows intend to make use of the Product for Military Purposes (defined hereinbelow). For the purpose of this Agreement, "Military Purposes" means the design, development, manufacture or use of any weapons, including without limitation nuclear weapons, biological weapons, chemical weapons and missiles.

          (e) In the event either party violates the provision of this Section 7, the non-violating party shall have the right to require reasonable written assurances from the violating party that such violation, whether or not past incidents of violation can be cured, will not continue in the future, and if the violating party does not deliver such assurances to the non-violating party promptly after its request, the non-violating party may suspend the performance of its obligations under this Agreement until such time as it receives such assurances, without any prejudice to the rights and remedies which the non-violating party may have under this Agreement. In the event that such assurance is not delivered to the non-violating party within three (3) months after request, the non-violating party shall the right to terminate forthwith, without any prejudice to the rights and remedies which it may have hereunder, this Agreement, by giving a written notice to the violating party.

                                   ARTICLE V
                                   ---------

                           EXPIRATION AND TERMINATION
                           --------------------------

     5.1  Term of Agreement.  This Agreement shall become effective as of June
          -----------------
29, 1995 and continue in full force and effect until June 29, 2000.


     5.2  Renewal.  If this Agreement has not earlier terminated, the parties
          -------
agree to negotiate in good faith, beginning on the [*] anniversary of the date of this Agreement, for the continuation on mutually agreeable terms and conditions of this Agreement.

     5.3  Termination.
          -----------

          (a) Except as otherwise set forth in this section, if either party shall at any time default, without any material causative fault on the part of the other party, by failing to substantially perform any material provision of this Agreement, and such default shall not be cured within sixty (60) days after written notice to it from the other party specifying the nature of the default, the non-defaulting party shall have the right to terminate this Agreement at any time thereafter by giving written notice of termination to the other party, and upon the giving of such notice of termination, this Agreement shall terminate immediately. The party receiving notice shall have the right to cure any such default up to the date of termination.

          (b) Each party shall have the right to terminate this Agreement by giving written notice of termination to the other at any time upon or after, (i) the filing by the other party of a petition in bankruptcy or insolvency, or (ii) upon or after the filing of any voluntary or involuntary petition or answer seeking reorganization, readjustment or arrangement of the other party's business under any law relating to bankruptcy or insolvency, or (iii) upon or after the appointment of a receiver for all or substantially all of its property, or (iv) upon or after the making by the other party of any assignment or attempted assignment for the benefit of creditors, or (v) upon or after the institution of any proceedings for the liquidation or winding up of the other party's business or for the termination of its corporate charter; and this Agreement shall terminate automatically on the thirtieth (30th) day after such notice of termination is given, without further notice, demand or opportunity to cure.

     5.4  Consequences of Expiration.  Upon expiration of this Agreement, all
          --------------------------
rights and obligations of the parties hereunder shall cease and determine, except for rights and obligations which, by the terms of this Agreement, continue after the expiration or earlier termination of this Agreement and except that the expiration of

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                                       9
this Agreement shall not release either party from any of its obligations accrued hereunder prior to the time expiration becomes effective.

     5.5  Consequences of Termination.  Upon termination of this Agreement, all
          ---------------------------
rights and obligations of the parties hereunder shall cease and determine, except for rights and obligations which, by the terms of this Agreement, continue after the expiration or earlier termination of this Agreement and except that no termination of this Agreement shall release either party from any of its obligations accrued hereunder prior to the time such termination becomes effective.

                                   ARTICLE VI
                                   ----------

                      MISCELLANEOUS AND GENERAL PROVISIONS
                      ------------------------------------

     6.1 Publicity.  Neither party shall except as, to the extent, and in the
         ---------
manner, required by law or regulation, disclose to any third party any of the specific terms or conditions of this Agreement, without prior written approval by the other party.

     6.2 Successors and Assigns; No Assignment.  This Agreement, and rights and
         -------------------------------------
obligations herein, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that except as set forth below neither party shall assign this Agreement or any of its rights hereunder without the prior written consent of the other party. Notwithstanding any other provision of Agreement, PI may without the prior consent of MEC/MEI assign all of its rights under this Agreement to a purchaser of all or substantially all of PI's stock or assets or to a third party participating in a merger or other corporate reorganization in which PI is a constituent corporation. As a condition of any assignment of this Agreement or any of the rights granted hereunder, any successor shall expressly assume in writing the performance of all terms and conditions of this Agreement to be performed by the assigning party including such party's obligations hereunder with respect to the protection of Confidential Information. In case of such assignment, PI or MEC/MEI shall reserve the right to terminate this Agreement on its sole discretion. Any terminations by MEC/MEI in this situation will become effective after a reasonable transition period for PI to bring up another supplier of wafers.

     6.3 No Rights to Marks, Etc.  Nothing contained in this Agreement shall
         -----------------------
confer any rights to use in advertising, publicity, or otherwise, any trademarks, trade names, or any contraction, abbreviation or simulation thereof, of either party, provided such restriction shall not apply to identification numbers and descriptions of devices and software which are the subject matter of this Agreement.

     6.4 No Joint Venture.  Nothing contained in this Agreement shall be
         ----------------
construed as:

          (a) creating any partnership, joint venture or other similar relationship between PI and MEC/MEI; or

          (b) obligating either party to commercially produce or to continue to commercially produce, any solid state device of any type whatsoever, or any parts or components thereof except otherwise explicitly provided in this Agreement.

     6.5 Force Majeure.  Anything contained in this Agreement to the contrary
         -------------
notwithstanding, the obligations of the parties hereto shall be subject to all laws, both present and future, of any government having jurisdiction over the parties hereto, and to orders, regulations, directions or requests of any such government, or any department, agency or corporation thereof, and to war, acts of public enemies, strikes or other labor disturbances, fires, floods, earthquakes, acts of God, or causes of like or different kind beyond the control of the parties and the parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, regulation, direction, request or contingency, for the period such cause endures. Notwithstanding the foregoing, in the event any such cause delays either party's performance of any of its material obligations under this Agreement, the other party may suspend its performance hereunder for the period such delay continues and if any such cause renders impossible or delays for a period of more than six months either party's performance of any of its material obligations under this Agreement, the other party may terminate this Agreement pursuant to Section 5.3, as if a material default had occurred hereunder and shall have the rights and remedies specified in Article V. The party whose performance is delayed on account of any such cause shall promptly notify the other party, and shall exert its best efforts to recommence performance as soon as possible.

     6.6 Entire Agreement.  This Agreement and the Amended License Agreement
         ----------------
set forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersede all prior discussions, negotiations and agreements, written, oral or implied, between them in respect of the subject matter of this Agreement. None of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or therein or as duly set forth on or subsequent to the date hereof or thereof in writing and signed by a proper and duly authorized officer or representative of the party to be bound thereby.

     6.7 Remedies.  Upon the breach by any party to this Agreement of any
         --------
provision of this Agreement, the non-breaching party shall have the right to pursue all available remedies at law or in equity it may elect, in order to obtain the benefits to have been provided pursuant to this Agreement, or to obtain adequate recourse or compensation in the event the same are not so provided.

     6.8 Absence of Waivers.  Failure or delay on the part of a party hereto to
         ------------------
enforce any of the provisions of this Agreement or any rights with respect thereto, or to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. Failure or delay on the part of a party to exercise any of the said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

     6.9 Notices.  All notices shall be given in writing either by personal
         -------
delivery to the party to whom notice is given, or by confirmed telex or facsimile, or by a commercial overnight courier service, or by registered or certified mail, return receipt requested. The date upon which any such notice is so personally delivered, the date of confirmation of telex, facsimile, or courier delivery, or if the notice is given by registered or certified mail, the date three (3) days after it is deposited in the U.S. mails, shall be deemed to be the date of such notice, irrespective of the date appearing therein.

     If to PI:      POWER INTEGRATIONS, INC.
                    411 Clyde Avenue
                    Mountain View, California  94043
                    Attn: President

     If to MEC:     MATSUSHITA ELECTRONICS CORPORATION
                    1 Kotariyakemachi, Nagaokakyo, Kyoto
                    617 JAPAN
                    Attn: Director, Sales & Marketing Division

     If to MEI:     MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.
                    Industrial Sales Office for the Americas
                    Twin 21 National Tower
                    1-61 Shiromi 2-chome, Chuo-ku
                    Osaka 540 JAPAN

     6.10  Headings.  All paragraph captions are for reference only and shall
           --------
not be considered in construing this Agreement.

     6.11  Severability.  Any provision or provisions of this Agreement which
           ------------
in any way contravenes a law of any state or country in which the Agreement is in effect shall, in such state or country and to the extent of such contravention of local law, be deemed separable and shall not affect any other provision or provisions of this Agreement.

     6.12  Governing Law.  This Agreement and the rights and obligations of the
           -------------
parties hereunder shall be governed by, and construed in accordance with, the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

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

     6.13  Arbitration.  Disputes arising out of or in connection with the
           -----------
validity, interpretation, application, or enforcement of this Agreement or the performance of either party will be discussed and settled amicably by good faith negotiations between PI and MEC/MEI. Any such disputes which cannot be settled amicably and by such good faith negotiations within sixty (60) days after written notice by one party to the other of such inability to amicably settle shall thereafter be settled by binding arbitration. The arbitration shall be conducted in English pursuant to the Rules of Arbitration of the International Chamber of Commerce, which shall be held in San Francisco, California. Any judgement or award rendered in these arbitrations may be entered and enforced by any court of competent jurisdiction and may include, when appropriate, equitable relief.

     6.14  Time of Essence.  Time is of the essence in the performance of each
           ---------------
and every obligation of the parties under this Agreement.

     6.15  Originals.  This Agreement shall be executed in triplicate, each of
           ---------
which shall be an original, and shall be kept by PI, MEC and MEI, respectively.

     6.16  Prior Foundry Agreement; Amended Foundry Agreement.  Except as
           --------------------------------------------------
expressly provided otherwise in this Agreement, the rights and obligations of the parties prior to June 30, 1995 are as stated in the Prior License Agreement, the Prior Foundry Agreement and the Distribution Agreement between the parties, and the rights and obligations of the parties after June 29, 1995 are as stated in this Agreement and the Amended License Agreement.

     IN WITNESS WHEREOF, PI, MEC and MEI have caused this Agreement to be executed in their names by the duly authorized officers or representatives as of the date first above written.

POWER INTEGRATIONS, INC.            MATSUSHITA ELECTRONICS
                                    CORPORATION


By: ____________________________    By: ___________________________________

Name: __________________________    Name: _________________________________


                                    MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.

                                    By: ___________________________________

                                    Name: _________________________________

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